Exhibit 10.7

Management agreement between Chiropractic USA and Southern Healthcare

On June 26th, 2002 the Registrant publicly disseminated a press release announcing that its wholly owned subsidiary, Chiropractic USA, Inc., assigned its right to acquire a chain of Chiropractic clinics in Louisiana (the "Louisiana Clinics") to Southern Health Care, Inc., a newly formed Colorado holding company with no other assets, in exchange for a significant management agreement (the "Management Agreement") and franchise agreements. This assignment was undertaken at the request of the financial institution funding the acquisition to accommodate their desired organizational structure for the transaction. Southern Health Care, Inc., in exchange for the rights to purchase the Louisiana Clinics has agreed to the Management Agreement with Chiropractic USA, Inc. whereby all revenues and expenses from the operations of the Louisiana Clinics will flow through to Chiropractic USA, Inc. Chiropractic USA, Inc. will in turn provide all operational oversight, management, marketing and administration for the Louisiana Clinics. Southern Health Care, Inc. has waived its conditions precedent regarding the acquisition, and is proceeding to close on the purchase expeditiously. When the purchase concludes, the Management Agreement is due to commence. Furthermore, the Louisiana Clinics will become the first franchised outlets for Chiropractic USA, Inc., which will then commence its franchising program for Chiropractic Clinics.

Southern Health Care, Inc. was incorporated for the specific purpose of accommodating the request of the financial institution providing the required funding. Southern Health Care, Inc. is wholly owned by Michael Gelmon and Cory Gelmon individually (the Gelmon's are CEO and President of Chiropractic USA, Inc. and the Registrant respectively). Neither Michael nor Cory Gelmon will be remunerated as a consequence of their ownership of Southern Health Care, Inc.

The Registrant has consulted extensively with its auditors regarding this transaction. It is anticipated that the Management Agreement under which Chiropractic USA, Inc. will operate the Louisiana Clinics for Southern Health Care, Inc. will result in consolidating the operations of Southern Health Care, Inc. into the financial statements of Chiropractic USA, Inc. and as such will be included in the consolidated financial statements of the Registrant, as provided by Emerging Issues Task Force Consensus 97-2 relating to Physician Practice Management entities.